Exhibit 99.1

SPX Reports Fourth Quarter and Full-Year 2015 Results

Q4 Adjusted EPS* of $0.52; Strong Cash Flow and Reduced Leverage

Continued Favorable Operating Performance for HVAC and Detection &

Measurement Segments, and Transformers Business;

Offset by Power Generation

CHARLOTTE, N.C., February 25, 2016 /Globe Newswire/ — SPX Corporation (NYSE:SPXC) today reported results for the quarter and the year ended December 31, 2015.

To provide clarity to its operating results, the company reports “Core” and “Base Power” results, which exclude the effect of the South African projects, and separately reports on the progress and results associated with the South African projects.

As a result of the spin-off of SPX FLOW, Inc. on September 26, 2015, certain amounts in the company’s reported 2015 and 2014 results from continuing operations are not representative of the ongoing company on a post-spin basis, such as portions of the company’s corporate expense, including the related benefit costs, spin-related restructuring expenses and other items, and, as such, have been adjusted out of Core results.  Additionally, a non-cash goodwill impairment charge and non-service pension items have also been adjusted out of Core results.

Gene Lowe, President and CEO, said “Our HVAC and Detection & Measurement segments and our transformers business within the Power segment continued to perform well in the fourth quarter, while our power generation businesses remained challenged and experienced greater-than-anticipated pressures during the quarter. Our strong cash flow allowed us to reduce debt and end the quarter with a solid balance sheet and liquidity position, including cash on hand of more than $100 million.”

Mr. Lowe continued “We have a clear strategy for increasing the value of SPX by expanding our growth platforms while reducing exposure to lower-return markets to drive significant earnings growth.  During the fourth quarter we had several notable accomplishments towards this strategy, including a settlement agreement with General Electric that reduces the risk and complexity around our large power projects in South Africa, as well as an agreement for the sale of our Dry Cooling business, which is expected to close in the first half of 2016 and represents an early delivery on our commitment to efficient capital utilization.

In an effort to further execute on this strategy we have engaged an external advisor to help us assess further strategic alternatives for portions of our power generation business that are not meeting our return expectations.”

Fourth Quarter 2015 Overview:

For the fourth quarter of 2015 the company reported revenue of $509.5 million and a net loss per share from continuing operations of $(0.11).  SPX Core revenue* was $486.2 million and adjusted operating income* was $31.8 million, compared with $558.7 million and $45.2 million, respectively, in the fourth quarter of 2014.  Adjusted earnings per share* for the fourth quarter of 2015 were $0.52.

Fourth Quarter and Full Year Financial Comparisons:

GAAP Results†:

($ millions)	Q4 2015	Q4 2014	FY 2015	FY 2014
Revenue	$509.5	$555.6	$1,719.3	$1,952.7
Segment Income	45.2	35.5	15.7	129.6
Operating Loss	(3.1)	(117.0)	(170.0)	(179.5)

Adjusted Results:

($ millions)	Q4 2015	Q4 2014	FY 2015	FY 2014
Core Revenue*	$486.2	$558.7	$1,692.0	$1,877.4
Core Segment Income*	50.8	63.2	136.2	163.4
Adjusted Operating Income*	31.8	45.2	62.9	86.5

†The results of SPX FLOW are recorded in discontinued operations.

HVAC

Revenue for Q4 2015 was $160.4 million, compared with $174.6 million in Q4 2014, a decline of 8.1%.  The decrease was a result of a slow start to winter sales of heating products due to warmer-than-typical temperatures, as well as a difference in the timing of production and sales of packaged cooling products, which were more concentrated in the fourth quarter in 2014.

Segment Income was $30.8 million, or 19.2% of revenue in Q4 2015, compared with $28.8 million, or 16.5% of revenue in Q4 2014.  The increase in Segment Income margins of approximately 270 basis points was driven by cost improvements and operational efficiencies.

Detection & Measurement

Revenue for Q4 2015 was $66.3 million, compared with $63.7 million in Q4 2014, an increase of 4.1%.  Excluding the effect of currency fluctuations, revenue increased 6.0%

reflecting higher sales across most businesses in the segment and, in particular, the timing of certain communications technology product sales.

Segment Income was $18.6 million, or 28.1% of revenue, in Q4 2015, compared with $16.3 million, or 25.6% of revenue, in Q4 2014.  Segment Income margins increased approximately 250 basis points due to a more favorable sales mix, including a higher portion of sales from communications technology products compared with the prior-year period.

Base Power

Base Power revenue* for Q4 2015 was $259.5 million, compared with $320.4 million in Q4 2014, a decrease of 19.0%.  Excluding the effect of currency, revenue declined 14.7% due to lower sales of power generation products and services, partially offset by an increase in transformer sales.

Base Power income* was $1.4 million, or 0.5% of revenue, in Q4 2015, compared with $18.1 million, or 5.6% of revenue, in Q4 2014.  The decline in both income and margin was due primarily to lower revenue and declines in the profitability of the European-based power generation operations, partially offset by a stronger margin and profit performance in our transformers business.

South African Projects

Revenue attributable to the South African projects was $23.3 million in the fourth quarter of 2015 compared with $(3.1) million in the fourth quarter of 2014.  Project losses recorded in our Power segment in Q4 2015 were $(5.6) million, compared with $(27.7) million in the fourth quarter of 2014. Q4 2014 results included a charge to revenue and income related to additional costs and accruals on these projects of $25.0 million.

Financial Update:

As of December 31, 2015, SPX had total outstanding debt of $373.8 million and total cash of $101.4 million.  During the fourth quarter of 2015 SPX generated free cash flow from continuing operations* of $65.9 million and repaid debt of $34.3 million.  Net leverage as calculated under the company’s bank credit agreement was 2.45x, compared with 2.65x at the end of Q3 2015.

2016 Guidance:

SPX is targeting 2016 Core revenue of $1.5 to $1.7 billion with a Core Segment Income margin of 9-10%.  Core Operating Income is expected to be in a range of $80 to $100 million.  Core earnings per share is expected to be in a range of $0.95 to $1.25.

Segment performance, on a year-over-year basis, is expected to be as follows:

	Revenue Growth	Segment Income Margin %

HVAC	Lower end of long-term target of 2-4%	Flat

Detection & Measurement	In line with long-term target of 2-6%	At least 100 bps increase

Base Power	Modest increase in transformers more than offset by decline in power generation, including the effect of the sale of Dry Cooling	At least 50 bps improvement in transformers margin; reduced overhead in power generation

Lowe continued, “With replacement sales driving approximately two-thirds of our revenue and limited exposure to emerging markets and the petroleum industry, we believe that the new SPX is well-positioned to continue growing earnings and cash flow from our core businesses.  Our company has modest debt service requirements until 2020 as well as a solid liquidity position that we expect to be enhanced by the proceeds from the sale of our Dry Cooling business.  As excess liquidity becomes available we will continue to evaluate the highest risk-adjusted return opportunities to grow value for shareholders.”

Form 10-K:  The company expects to file its annual report on Form 10-K for the year ended December 31, 2015 with the Securities and Exchange Commission on or before February 29, 2016. This press release should be read in conjunction with that filing, which will be available on the company’s website at www.spx.com, in the Investor Relations section.

Conference Call:  SPX will host a conference call at 4:45 p.m. (EST) today to discuss fourth quarter results and 2016 financial guidance. The call will be simultaneously webcast via the company’s website at www.spx.com and the slide presentation will be available in the Investor Relations section of the site.

Conference call

Dial in:  877-341-7727

From outside the United States:  +1 262-558-6098

Participant code:  45931023

A replay of the call will be available by telephone through Thursday, March 3rd.

To listen to a replay of the call

Dial in:  855-859-2056

From outside the United States:  +1 404-537-3406

Participant code:  45931023

Upcoming Investor Events:  SPX plans to meet with investors in March during roadshows hosted by broker-dealers.

About SPX Corporation:  Based in Charlotte, North Carolina, SPX Corporation is a leading supplier of highly engineered HVAC products, detection and measurement technologies and power equipment. With operations in about 20 countries, SPX Corporation had approximately $1.7 billion in annual revenue in 2015 and approximately 6,000 employees worldwide. SPX Corporation is listed on the New York Stock Exchange under the ticker symbol “SPXC.”  For more information, please visit www.spx.com.

*Non-GAAP number. See attached schedules for reconciliation to most comparable GAAP number.

Certain statements in this press release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. Please read these results in conjunction with the company’s documents filed with the Securities and Exchange Commission, including the company’s annual reports on Form 10-K, and any amendments thereto, and quarterly reports on Form 10-Q. These filings identify important risk factors and other uncertainties that could cause actual results to differ from those contained in the forward-looking statements. Actual results may differ materially from these statements. The words “believe”, “expect,” “anticipate,” “project” and similar expressions identify forward-looking statements. Although the company believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. In addition, estimates of future operating results are based on the company’s current complement of businesses, which is subject to change.

Statements in this press release speak only as of the date of this press release, and SPX disclaims any responsibility to update or revise such statements.

SOURCE SPX Corporation.

Investor Contact:

Paul Clegg, VP, Finance and Investor Relations

Phone:  980-474-3806

E-mail: spx.investor@spx.com

SPX CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited; in millions, except per share amounts)

	Three months ended December 31,		Twelve months ended December 31,
	2015	2014	2015	2014

Revenues	$509.5	$555.6	$1,719.3	$1,952.7

Costs and expenses:
Cost of products sold	390.5	443.7	1,426.9	1,526.5
Selling, general and administrative	103.3	195.0	425.7	561.8
Intangible amortization	1.3	1.4	5.2	5.7
Impairment of goodwill and other long-term assets	13.7	28.9	13.7	28.9
Special charges, net	3.8	3.6	17.8	9.3
Operating loss	(3.1)	(117.0)	(170.0)	(179.5)

Other income (expense), net	(4.8)	(2.0)	(12.3)	486.5
Interest expense	(3.5)	(6.0)	(22.0)	(23.6)
Interest income	—	0.8	1.3	3.5
Loss on early extinguishment of debt	—	—	(1.4)	(32.5)
Equity earnings in joint ventures	0.6	0.6	1.4	1.4
Income (loss) from continuing operations before income taxes	(10.8)	(123.6)	(203.0)	255.8
Income tax (provision) benefit	3.2	22.2	11.8	(139.7)
Income (loss) from continuing operations	(7.6)	(101.4)	(191.2)	116.1

Income (loss) from discontinued operations, net of tax	(1.4)	55.3	79.4	254.5
Gain (loss) on disposition of discontinued operations, net of tax	(3.7)	1.3	(5.2)	13.3
Income (loss) from discontinued operations, net of tax	(5.1)	56.6	74.2	267.8

Net income (loss)	(12.7)	(44.8)	(117.0)	383.9

Less: Net loss attributable to noncontrolling interests	(3.2)	(8.2)	(34.3)	(9.5)

Net income (loss) attributable to SPX Corporation common shareholders	$(9.5)	$(36.6)	$(82.7)	$393.4

Amounts attributable to SPX Corporation common shareholders:
Income (loss) from continuing operations, net of tax	$(4.4)	$(92.0)	$(157.8)	$127.8
Income (loss) from discontinued operations, net of tax	(5.1)	55.4	75.1	265.6
Net income (loss)	$(9.5)	$(36.6)	$(82.7)	$393.4

Basic income (loss) per share of common stock:
Income (loss) from continuing operations attributable to SPX Corporation common shareholders	$(0.11)	$(2.27)	$(3.87)	$3.01
Income (loss) from discontinued operations attributable to SPX Corporation common shareholders	(0.12)	1.37	1.84	6.27
Net income (loss) per share attributable to SPX Corporation common shareholders	$(0.23)	$(0.90)	$(2.03)	$9.28

Weighted average number of common shares outstanding - basic	41.156	40.548	40.733	42.400

Diluted income (loss) per share of common stock:
Income (loss) from continuing operations attributable to SPX Corporation common shareholders	$(0.11)	$(2.27)	$(3.87)	$2.97
Income (loss) from discontinued operations attributable to SPX Corporation common shareholders	(0.12)	1.37	1.84	6.17
Net income per share attributable to SPX Corporation common shareholders	$(0.23)	$(0.90)	$(2.03)	$9.14

Weighted average number of common shares outstanding - diluted	41.156	40.548	40.733	43.031

SPX CORPORATION AND SUBSIDIARIES

RESULTS OF REPORTABLE SEGMENTS

(Unaudited; in millions)

	Three months ended					Twelve months ended
	December 31, 2015	December 31, 2014	Δ	%/bps		December 31, 2015	December 31, 2014	Δ	%/bps
HVAC reportable segment

Revenues	$160.4	$174.6	$(14.2)	-8.1%		$529.1	$535.7	$(6.6)	-1.2%
Gross profit	51.9	54.9	(3.0)			164.6	161.8	2.8
Selling, general and administrative expense	21.0	26.0	(5.0)			84.0	91.8	(7.8)
Intangible amortization expense	0.1	0.1	—			0.4	0.6	(0.2)
Income	$30.8	$28.8	$2.0	6.9%		$80.2	$69.4	$10.8	15.6%
as a percent of revenues	19.2%	16.5%		270	bps	15.2%	13.0%		220	bps

Detection & Measurement reportable segment

Revenues	$66.3	$63.7	$2.6	4.1%		$232.3	$244.4	$(12.1)	-5.0%
Gross profit	35.0	32.2	2.8			106.0	118.4	(12.4)
Selling, general and administrative expense	16.2	15.6	0.6			59.2	62.4	(3.2)
Intangible amortization expense	0.2	0.3	(0.1)			0.8	0.8	—
Income	$18.6	$16.3	$2.3	14.1%		$46.0	$55.2	$(9.2)	-16.7%
as a percent of revenues	28.1%	25.6%		250	bps	19.8%	22.6%		-280	bps

Power reportable segment

Revenues	$282.8	$317.3	$(34.5)	-10.9%		$957.9	$1,172.6	$(214.7)	-18.3%
Gross profit	29.1	26.0	3.1			18.8	148.1	(129.3)
Selling, general and administrative expense	32.3	34.6	(2.3)			125.3	138.8	(13.5)
Intangible amortization expense	1.0	1.0	—			4.0	4.3	(0.3)
Income (loss)	$(4.2)	$(9.6)	$5.4	-56.3%		$(110.5)	$5.0	$(115.5)	-2310.0%
as a percent of revenues	-1.5%	-3.0%		150	bps	-11.5%	0.4%		-1190	bps

Consolidated Revenues	$509.5	$555.6	$(46.1)	-8.3%		$1,719.3	$1,952.7	$(233.4)	-12.0%
Consolidated Segment Income	45.2	35.5	9.7	27.3%		15.7	129.6	(113.9)	-87.9%
as a percent of revenues	8.9%	6.4%		250	bps	0.9%	6.6%		-570	bps

Total income for reportable and other operating segments	$45.2	$35.5	$9.7			$15.7	$129.6	$(113.9)
Corporate expenses	16.3	33.9	(17.6)			100.8	131.7	(30.9)
Pension and postretirement expense	10.5	82.8	(72.3)			18.9	106.1	(87.2)
Stock-based compensation expense	4.0	3.3	0.7			34.5	33.1	1.4
Impairment of goodwill and other long-term assets	13.7	28.9	(15.2)			13.7	28.9	(15.2)
Special charges, net	3.8	3.6	0.2			17.8	9.3	8.5
Consolidated Operating Loss	$(3.1)	$(117.0)	$113.9	-97.4%		$(170.0)	$(179.5)	$9.5	-5.3%
as a percent of revenues	-0.6%	-21.1%		2050	bps	-9.9%	-9.2%		-70	bps

SPX CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in millions)

	December 31,	December 31,
	2015	2014
ASSETS
Current assets:
Cash and equivalents	$101.4	$237.2
Accounts receivable, net	367.0	473.5
Inventories, net	170.7	167.4
Other current assets	36.1	55.6
Deferred income taxes	—	60.2
Assets held for sale	107.1	—
Assets of discontinued operations	—	1,221.2
Total current assets	782.3	2,215.1
Property, plant and equipment:
Land	16.3	16.5
Buildings and leasehold improvements	120.4	132.3
Machinery and equipment	357.2	372.9
	493.9	521.7
Accumulated depreciation	(274.4)	(283.8)
Property, plant and equipment, net	219.5	237.9
Goodwill	342.8	374.4
Intangibles, net	154.2	169.2
Other assets	631.6	623.0
Deferred income taxes	50.9	—
Assets of discontinued operations	—	2,274.7
TOTAL ASSETS	$2,181.3	$5,894.3

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$176.9	$210.0
Accrued expenses	403.7	440.2
Income taxes payable	1.7	8.3
Short-term debt	22.1	156.5
Current maturities of long-term debt	9.1	29.1
Liabilities held for sale	41.3	—
Liabilities of discontinued operations	—	765.8
Total current liabilities	654.8	1,609.9

Long-term debt	342.6	547.5
Deferred and other income taxes	55.2	69.1
Other long-term liabilities	820.4	823.7
Liabilities of discontinued operations	—	1,032.2
Total long-term liabilities	1,218.2	2,472.5

Equity:
SPX Corporation shareholders’ equity:
Common stock	1.0	1.0
Paid-in capital	2,649.6	2,608.0
Retained earnings	897.8	2,628.6
Accumulated other comprehensive income	283.3	62.6
Common stock in treasury	(3,486.3)	(3,491.5)
Total SPX Corporation shareholders’ equity	345.4	1,808.7
Noncontrolling interests	(37.1)	3.2
Total equity	308.3	1,811.9
TOTAL LIABILITIES AND EQUITY	$2,181.3	$5,894.3

SPX CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited; in millions)

	Three months ended		Twelve months ended
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Cash flows from (used in) operating activities:
Net income (loss)	$(12.7)	$(44.8)	$(117.0)	$383.9
Less: Income (loss) from discontinued operations, net of tax	(5.1)	56.6	74.2	267.8
Income (loss) from continuing operations	(7.6)	(101.4)	(191.2)	116.1
Adjustments to reconcile income (loss) from continuing operations to net cash from (used in) operating activities:
Special charges, net	3.8	3.6	17.8	9.3
(Gain) loss on asset sales	—	0.3	(1.2)	(491.2)
Impairment of goodwill and other long-term assets	13.7	28.9	13.7	28.9
Loss on early extinguishment of debt	—	—	1.4	32.5
Deferred and other income taxes	(2.4)	(35.0)	(4.2)	(76.9)
Depreciation and amortization	8.0	10.3	39.2	43.4
Pension and other employee benefits	12.6	87.4	35.5	124.1
Stock-based compensation	4.0	3.3	34.5	33.1
Other, net	3.9	2.1	3.9	2.8
Changes in operating assets and liabilities, net of effects from divestitures:
Accounts receivable and other assets	75.3	79.7	20.0	44.3
Inventories	26.5	27.7	(20.9)	(5.8)
Accounts payable, accrued expenses and other	(61.9)	(128.6)	(19.6)	(171.3)
Cash spending on restructuring actions	(4.9)	(1.7)	(10.9)	(12.6)
Net cash from (used in) continuing operations	71.0	(23.4)	(82.0)	(323.3)
Net cash from (used in) discontinued operations	(10.8)	162.8	43.5	399.7
Net cash from (used in) operating activities	60.2	139.4	(38.5)	76.4

Cash flows from (used in) investing activities:
Proceeds from asset sales	—	—	2.0	574.1
Decrease in restricted cash	—	—	—	0.1
Capital expenditures	(5.1)	(5.4)	(17.9)	(20.4)
Net cash from (used in) continuing operations	(5.1)	(5.4)	(15.9)	553.8
Net cash from (used in) discontinued operations	—	(14.1)	(38.3)	73.6
Net cash from (used in) investing activities	(5.1)	(19.5)	(54.2)	627.4

Cash flows used in financing activities:
Repurchase of senior notes (includes premiums paid of $30.6)	—	—	—	(530.6)
Borrowings under senior credit facilities	29.0	105.0	1,264.0	572.0
Repayments under senior credit facilities	(29.0)	(132.0)	(1,167.0)	(339.0)
Borrowings under trade receivables agreement	2.0	11.0	156.0	91.0
Repayments under trade receivables agreement	(44.0)	(70.0)	(166.0)	(81.0)
Net borrowings under other financing arrangements	7.7	2.9	12.2	7.0
Purchases of common stock	—	(74.5)	—	(488.8)
Minimum withholdings paid on behalf of employees for net share settlements, net of proceeds from the exercise of employee stock options and other	(0.3)	—	(6.2)	(12.9)
Financing fees paid	—	—	(12.2)	(0.4)
Dividends paid	—	(15.5)	(45.9)	(59.8)
Cash dividends in connection with spin-off of Flow Business	(1.5)	—	(208.6)	—
Net cash used in continuing operations	(36.1)	(173.1)	(173.7)	(842.5)
Net cash used in discontinued operations	—	—	(1.9)	(60.3)
Net cash used in financing activities	(36.1)	(173.1)	(175.6)	(902.8)
Change in cash and equivalents due to changes in foreign currency exchange rates	(0.1)	(21.1)	(57.9)	(65.2)
Net change in cash and equivalents	18.9	(74.3)	(326.2)	(264.2)
Consolidated cash and equivalents, beginning of period	82.5	501.9	427.6	691.8
Consolidated cash and equivalents, end of period	$101.4	$427.6	$101.4	$427.6

SPX CORPORATION AND SUBSIDIARIES

CASH AND DEBT RECONCILIATION

(Unaudited; in millions)

Twelve months ended
December 31, 2015
Beginning cash and equivalents	$427.6

Cash used in continuing operations	(82.0)
Proceeds from asset sales and other	2.0
Capital expenditures	(17.9)
Borrowings under senior credit facilities	1,264.0
Repayments under senior credit facilities	(1,167.0)
Net Repayments under trade receivable agreement	(10.0)
Net borrowings under other financing arrangements	12.2
Minimum withholdings paid on behalf of employees for net share settlements, net of proceeds from the exercise of employee stock options and other	(6.2)
Financing fees paid	(12.2)
Dividends paid	(45.9)
Cash dividends in connection with spin-off of Flow Business	(208.6)
Cash from discontinued operations	3.3
Change in cash due to changes in foreign currency exchange rates	(57.9)

Ending cash and equivalents	$101.4

	Debt at					Debt at
	December 31, 2014	Borrowings	Repayments	Spin-Off	Other	December 31, 2015

Domestic revolving loan facility	$133.0	$514.0	$(592.0)	(55.0)	$—	$—
Term loan	575.0	750.0	(575.0)	(400.0)	—	350.0
6.875% senior notes	600.0	—	—	(600.0)	—	—
Trade receivables financing arrangement	10.0	156.0	(166.0)	—	—	—
Other indebtedness	51.7	27.4	(16.9)	(36.7)	(1.7)	23.8
	1,369.7	$1,447.4	$(1,349.9)	$(1,091.7)	$(1.7)	373.8
Less: Amounts included in discontinued operations	(636.6)					—
Debt of continuing operations	$733.1					$373.8

SPX CORPORATION AND SUBSIDIARIES

ORGANIC REVENUE RECONCILIATION

DETECTION & MEASUREMENT AND POWER SEGMENTS

(Unaudited)

	Three months ended December 31, 2015
	Detection & Measurement	Power

Net Revenue Growth (Decline)	4.1%	(10.9)%

Exclude: South African projects	—%	(8.1)%

Core Revenue Growth (Decline)	4.1%	(19.0)%

Foreign Currency	(1.9)%	(4.3)%

Organic Revenue Growth (Decline)	6.0%	(14.7)%

SPX CORPORATION AND SUBSIDIARIES

REVENUE AND SEGMENT INCOME RECONCILIATION

(Unaudited; in millions)

CONSOLIDATED SPX:

	Three months ended		Twelve months ended
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014

Consolidated Revenue	$509.5	$555.6	$1,719.3	$1,952.7

Exclude: South African projects	(23.3)	3.1	(27.3)	(75.3)

Core revenue	$486.2	$558.7	$1,692.0	$1,877.4

Total Segment Income	$45.2	$35.5	$15.7	$129.6

Exclude: South African projects	5.6	27.7	120.5	33.8

Core segment income	$50.8	$63.2	$136.2	$163.4
as a percent of revenues	10.4%	11.3%	8.0%	8.7%

POWER SEGMENT:

	Three months ended
	December 31, 2015	December 31, 2014

Power revenue	$282.8	$317.3

Exclude: South African projects	(23.3)	3.1

Base Power revenue	$259.5	$320.4

Power Segment Loss	$(4.2)	$(9.6)

Exclude: South African projects	5.6	27.7

Base Power segment income	$1.4	$18.1
as a percent of revenues	0.5%	5.6%

SPX CORPORATION AND SUBSIDIARIES

OPERATING INCOME RECONCILIATION

(Unaudited; in millions)

	Three months ended		Twelve months ended
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014

Operating Loss	$(3.1)	$(117.0)	$(170.0)	$(179.5)

Adjustments:
South African projects	5.6	27.7	120.5	33.8

Certain corporate expenses (1)	4.0	24.8	80.2	110.0

Spin-related costs (2)	1.2	—	3.5	—

Asset impairments	13.7	28.9	13.7	28.9

Non-service pension items	10.4	80.8	15.0	93.3

Adjusted Operating Income	$31.8	$45.2	$62.9	$86.5
as a percent of Core revenues	6.5%	8.1%	3.7%	4.6%

(1) Represents an estimate of the corporate costs, related to the support provided to the SPX Flow businesses, that are no longer expected to be incurred by SPX after the spin-off

(2) Represents non-recurring charges incurred in connection with the spin-off

SPX CORPORATION AND SUBSIDIARIES

EARNINGS PER SHARE RECONCILIATION

(Unaudited)

Three months ended
December 31, 2015

GAAP Loss per Share	$(0.11)

Adjustments:
Goodwill Impairment	0.32

Non-Service Pension Items	0.17

South African Projects	0.10

Spin-Related Costs	0.04

Adjusted Earnings per Share	$0.52

SPX CORPORATION AND SUBSIDIARIES

FREE CASH FLOW  RECONCILIATION

(Unaudited; in millions)

Three months ended
December 31, 2015

Net cash from continuing operations	$71.0

Capital expenditures - continuing operations	(5.1)

Free cash flow from continuing operations	$65.9

SPX CORPORATION AND SUBSIDIARIES

ADJUSTED NET DEBT RECONCILIATION

(Unaudited; in millions)

	September 26, 2015	December 31, 2015
Short-term debt	$56.3	$22.1
Current maturities of long-term debt	4.8	9.1
Long-term debt	347.0	342.6
Gross Debt	408.1	373.8
Less: Purchase card program and extended payables	(5.6)	(4.8)
Adjusted Gross Debt	402.5	369.0
Less: Cash in excess of $50.0	(32.5)	(51.4)
Adjusted Net Debt	$370.0	$317.6

Note: Adjusted net debt as defined by SPX’s current credit facility agreement

SPX CORPORATION AND SUBSIDIARIES

CONSOLIDATED EBITDA RECONCILIATION

(Unaudited; in millions)

	As of September 26, 2015			As of December 31, 2015
	Q4 ‘14 to Q2 ‘15*	Q3 2015	LTM	1H 2015*	Q3 2015	Q4 2015	LTM
Net loss attributable to SPX Corporation common shareholders		$(105.0)			$(105.0)	$(9.5)
Income tax provision (benefit)		5.5			5.5	(3.2)
Net interest expense		6.3			6.3	3.5
Income before interest and taxes		(93.2)			(93.2)	(9.2)
Depreciation and amortization		10.2			10.2	8.0
EBITDA		(83.0)			(83.0)	(1.2)
Adjustments:
Non-cash compensation		9.3			9.3	5.9
Pension adjustments		7.3			7.3	10.4
Extraordinary non-cash charges		72.6			72.6	22.2
Extraordinary non-recurring cash charges		28.1			28.1	7.8
Net (gains) and losses on disposition of assets outside of the ordinary course of business		0.6			0.6	3.7
Pro forma effect of acquisitions and divestitures, and other		(0.5)			(0.5)	1.4
Consolidated EBITDA	$105.2	$34.4	$139.6	$44.9	$34.4	$50.2	$129.5

Note: Consolidated EBITDA as defined by SPX’s current credit facility agreement
*Q4 2014 through Q2 2015 Consolidated EBITDA as specified in SPX’s credit facility agreement